EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

NMI Holdings, Inc.
Emeryville, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-192540 and No. 333-218050) and Form S-3 (No. 333-223223) of NMI Holdings, Inc. of our reports dated February 14, 2019, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of NMI Holdings, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
San Francisco, California
February 14, 2019